Exhibit 23.5

May 21, 2004

Our Ref.: 04-0073

                C41700/M03

ChipMOS TECHNOLOGIES (Bermuda) LTD.

No. 1, R&D Road 1

Hsinchu Science Park, Hsinchu, Taiwan

Republic of China

Ladies and Gentlemen:

In connection with the registration under the United States Securities Act of 1933, as amended (the “Act”), of common shares, par value US$0.01 per share (the “Common Shares”), of ChipMOS TECHNOLOGIES (Bermuda) LTD., we act as your counsel in the Republic of China.

We hereby consent to the reference to our name under the headings “Risk Factors”, “Related Party Transactions”, “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus contained in the registration statement filed today (the “Registration Statement”) relating to the Common Shares, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

LEE AND LI

By /s/ C.V. Chen

      C. V. Chen